NDS ANNOUNCES AGREEMENT IN PRINCIPLE TO TAKE THE COMPANY PRIVATE

NEW YORK and LONDON - August 5, 2008: NDS Group plc today announced that the independent committee of its board of directors has reached an agreement in principle with News Corporation and two subsidiaries of funds advised by Permira Advisers LLP on a price at which News Corporation and the Permira entities would acquire all issued and outstanding NDS Series A ordinary shares, including those represented by American Depositary Shares traded on NASDAQ, for per share consideration of $63 in cash. The consummation of the transaction would result in NDS ceasing to be a public company, and the Permira entities and News Corporation owning approximately 51% and 49% of NDS, respectively.

The transaction is subject to negotiation and execution of final legal documentation. The consummation of the transaction would also be conditioned upon the receipt of certain regulatory approvals, the approval of the transaction by holders of the NDS Series A ordinary shares, the approval of the High Court of Justice of England and Wales and certain other customary conditions. There can be no assurance that the parties will enter into final legal documentation or that any transaction will be consummated.

The agreement in principle follows a proposal made by News Corporation and the Permira entities on June 27, 2008 to acquire the publicly held shares of the Company for $60 per share. The independent committee of the board of directors of NDS, advised by Citigroup Global Markets Limited and Weil, Gotshal & Manges LLP, has received an opinion from Citi that the per share consideration of $63 in cash is fair, from a financial point of view, to holders of the Series A NDS ordinary shares, including those in the form of American Depository Shares.

About NDS

NDS Group plc (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers. See www.nds.com for more information about NDS.

CONTACT

NDS Group plc
Yael Fainaro (Investor Relations)
Tel: +44 20 8476 8287

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Important Additional Information Will Be Filed With the SEC

If and when the parties enter into definitive legal documentation in connection with the proposed transaction, NDS will file a proxy statement with the Securities and Exchange Commission. Shareholders are advised to read the proxy statement if and when it becomes available, because it will contain important information about the proposed transaction and the parties thereto. Shareholders may obtain a free copy of the proxy statement (if and when available) and other documents filed by NDS at the Securities and Exchange Commission's Web site at http://www.sec.gov and from NDS.

NDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information concerning the interests of NDS' participants in the solicitation, which may be different than those of NDS shareholders generally, is set forth in NDS' proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction if and when it becomes available.

Cautionary Statement Concerning Forward-looking Statements

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market, regulatory and other factors. More detailed information about these and other factors that could affect future results is contained in our filings with the US Securities and Exchange Commission. Any “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation, nor do we undertake, to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

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